Exhibit 3.1

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that KOWLEDGE POWER CORPORATION, did on February 11, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the  office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of  said State of Nevada.

Certified By: A Frieser Certificate Number: C20090211-1848	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 11, 2009 /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090128160-39
Filing Date and Time 02/11/2009 10:45 AM
Entity Number E0070432009-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	KNOWLEDGE POWER CORPORATION
☒ Commercial Registered Agent [ CSC Services of Nevada, Inc. ]
2.Resident Agent for Service of Process: (check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code

	Mailing Address (If different from street address	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 160,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1. ATUL MEHRA
Name
	215 KELSO CRESCENT	MAPLE ONTARIO	CN	L6A 2E1
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	CSC SERVICES OF NEVADA, INC.
	Name	Incorporator Signature

	502 E JOHN STREET	CARSON CITY	NV	89706
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity. CSC Services of Nevada, Inc.
2/11/09
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.

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